UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 9, 2007
Date of Report (Date of earliest event reported)

NORDIC NICKEL LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 601 - 1383 Marinaside Crescent Vancouver, Brisith Columbia, Canada	V6Z 2W9
(Address of principal executive offices)	(Zip Code)

(604) 960-0535
Registrant's telephone number, including area code

Former Name: Crafty Admiral Enterprises, Ltd.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 9, 2007, the Company (as Crafty Admiral Enterprises, Ltd.), merged with its wholly-owned subsidiary, Nordic Nickel Ltd. pursuant to Articles of Merger that the Company filed with the Nevada Secretary of State on March 1, 2007. The merger was in the form of a parent/ subsidiary merger, with the Company as the surviving corporation. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger was not required. Upon completion of the merger, the Company's name has been changed to "Nordic Nickel Ltd." and the Company's Articles of Incorporation have been amended to reflect this name change.

In connection with this name change to Nordic Nickel Ltd., as of the open of business on March 9, 2007, the Company has the following new CUSIP number and trading symbol:

New CUSIP Number:     65562T109

New Trading Symbol:     NNKL

The Company decided to change its name to "Nordic Nickel Ltd." to better reflect the Company's focus on exploration for nickel deposits in selected Nordic regions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORDIC NICKEL LTD.
DATE: March 9, 2007	/s/ D. James MacKenzie D. James MacKenzie President, CEO and a director

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